EXHIBIT 10.11

CERTAIN PORTIONS OF THIS AGREEMENT HAVE BEEN REDACTED AND SUBMITTED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. THE REDACTED PORTIONS ARE MARKED AS ASTERISKS.

(1) BRITISH TELECOMMUNICATIONS plc

(2) R.R. SATELLITE COMMUNICATIONS LTD.

CONTRACT FOR
SATELLITE SERVICES ON THE EUTELSAT
HOTBIRD 3 SATELLITE

CONTENTS

1.	Definitions and Interpretation
2.	Provision of the Service
3.	The Charge for the Service
4.	Unavailability of the Service
5	Credits
6.	Suspension by BT
7.	Termination by the Customer
8.	Termination by BT
9.	Effect of Termination
10.	Use and Assignment
11.	Force Majeure
12.	Limitation of Liability
13.	Indemnity
14.	Notices
15.	Confidentiality
16.	Variations and Amendments
17.	No Partnership
18.	Severability
19.	Waiver
20.	Entire Agreement
21.	Proper Law and Jurisdiction
22.	Third Party Rights
23.	Security

SCHEDULES

Schedule 1:	Service
Schedule 2:	Charges and Other Financial Matters
Schedule 3:	Fault Reporting Procedures

THIS CONTRACT is made 12th of January 2004

BETWEEN

(1)           BRITISH TELECOMMUNICATIONS public limited company whose registered office is at BT Centre, 81 Newgate Street, London, EC1A 7AJ, registered in England No 1800000 (“BT”)

AND

(2)           R.R. SATELLITE COMMUNICATIONS LTD. whose registered office is at 197 Ithak Rager Blvd. Beer Sheva 84589 ISRAEL registered in State of Israel No:  510-896293, (“the Customer”)

INTRODUCTION

A.            The Customer requires satellite services to enable the transmission of material comprising video, audio, data, multimedia and interactive services and or teletex.

B.            BT has agreed to provide the services as described in this Contract to the Customer on the terms and conditions of this Contract.

IT IS AGREED AS FOLLOWS:

1.             Definitions and Interpretation

1.1           In this Contract, unless otherwise specifically provided or required by the context, the following expressions will have the following meanings:

Broadcast Service	the material comprising video, audio, data, multimedia, interactive services and teletext as provided by the Customer.

Charge	the charges as set out in Schedule 1 which are exclusive of VAT, fees, surcharges and other taxes;

Contract	the Clauses of the Contract together with the attached Schedules;

Due Date	****(1);

Expiry Date	the date set out in Schedule 1 when the Contract expires;

Force Majeure	is defined in Clause 11;

(1) Represents material that has been redacted and submitted separately to the Securities and Exchange Commission pursuant to a request for confidential treatment.

Operational Service	The date set out in Schedule 1 when the Service starts

Date (“OSD”)

Pre-emption

the deliberate interruption and/or cessation of the availability of the Satellite services by the satellite Operator in its sole and absolute discretion at any time and from time to time; Schedule 2 states whether the Satellite services is pre-emptible.

Satellite	the satellite referred to in Schedule 1;

Service	the provision by BT of the Satellite services and related satellite services to enable the transmission of the Broadcast Service;

Satellite services	the capacity in the Satellite as described in Schedule 1;

Satellite services Operator

the entity named in Schedule 1 or such other entity or successor to which its rights and obligations to provide capacity in the Satellite to BT and to operate the Satellite may in future be transferred or devolved;

Termination Date	the date that termination is effective;

Termination Payment	is the payment for early termination set out in Clause 9;

Transmission Plan

a technical description agreed between the Customer and BT and submitted by BT for approval by the Satellite services Operator detailing the usage and technical parameters of all Uplink Carriers to be transmitted via the Satellite services;

Unavailability	is defined in Clause 4;

Uplink Antenna	capacity in a transmitting earth terminal used by the Customer to send the Uplink Signals to the Satellite.

Uplink Carrier	electronically generated signals transmitted from the Uplink Antenna to the Space Segment;

Year	any 12 months starting on the Operational Service Date or any anniversary of the Operational Service Date.

1.2           Words in the singular include the plural and vice versa.  Clause headings are for the purpose of guidance only and will not affect the construction or interpretation of this Contract.

2.             Provision of the Service

2.1           BT will provide the Service to the Customer from the Operational Service Date to the Expiry Date on the terms and conditions set out in this Contract.

2.2           The Customer agrees to use the Service only in accordance with the procedures and policies of the Satellite services Operator as may be amended from time to time including but not limited to Uplink Antenna specifications and approvals, satellite operations guide and the approved Transmission Plan.

2.3           The Customer must provide BT with sufficient information and any other reasonable assistance to enable BT to compile the Transmission Plan and obtain approval from the Satellite services Operator.  BT will submit the Transmission Plan and use all reasonable endeavors to obtain such approval from the Satellite services Operator.

2.4           The Customer is responsible for the content of the Broadcast Service, even if the Customer is not the creator of the material comprised in such content.

2.5           The Customer is responsible for obtaining all necessary consents from relevant authorities in, and must observe the applicable laws of, any country where the Broadcast Service is to be transmitted and / or received.

2.6           When using the Service the Customer must not use, or permit any other person to use, the Service contrary to any applicable legislation, codes, mandatory rules or regulations either in the UK or any other country as applicable and, in particular, must comply, in the UK, with any applicable obligations under the Broadcasting Act 1990 and the Independent Television Commission Code of Practice (including any successor legislation or codes);

2.7           Use of the Service in contravention of paragraphs 2.5 or 2.6 is a breach of contract by the Customer.  If in BT’s reasonable opinion BT is potentially exposed to civil or criminal liability, or is likely to be exposed to an action taken.

3.             The Charge for the Service

3.1           The Customer agrees to pay the Charge for the Service from the OSD until the Expiry Date.

3.2           The Customer will pay the Charge in equal monthly installments, except for the first and last payments which will be calculated on a pro-rata basis by BT.

3.3           BT will invoice the Customer not less than 30 days before the Due Date.  BT must receive payment of the monthly installment in full (together with payment of VAT and any other taxes as appropriate if applicable) by the Due Date, BT may charge interest upon the sum outstanding from the Due Date and suspend Service or Terminate in accordance with the relevant provisions of this Contract.  Such interest will be at a rate of ****(1) per cent per annum above the base lending rate of the HSBC bank compounded on a monthly basis and will accrue on a daily basis.

3.4           The Charge and any other sums payable are exclusive of United Kingdom Value Added Tax and other local taxes or value added taxes.  Invoices payable under this Contract are subject to the addition of VAT or other taxes where appropriate if applicable.

3.5           All taxes, levies and similar payments which may imposed outside the United Kingdom on sums due to BT under the Agreement shall be bourne and paid for by the Customer in addition to the sums due to BT.  The Customer will if so requested provide BT free of charge with the appropriate certificate(s) from the relevant authorities confirming the amount of taxes, levies or similar payments bourne and paid for by the Customer in accordance with this Clause 5.

3.6           Subject to Clauses 3.1 to 3.5 above, the Customer will pay the Charge and any other sums payable under the Contract without set off, counter claim or other deductions by the method as set out in Schedule 1 in consideration of the local laws.

4.             Unavailability of the Service

4.1           The parties agree to comply with the Fault Reporting Procedures as attached at Schedule 3.  The Service will be regarded as Unavailable during the term of the Contract in the following circumstances:

4.1.1        total loss of the Service;

4.1.2        degradation of the Service below the parameters set out in Schedule 2;

4.1.3        routine testing and maintenance.

and “Unavailable” and “Unavailability” will be construed accordingly.

(1) Represents material that has been redacted and submitted separately to the Securities and Exchange Commission pursuant to a request for confidential treatment.

5.             Credits

5.1           BT will allow a Credit to the Customer for any period of Unavailability as defined in Clause 4 above except where such Unavailability is due to one or more of the following:

5.1.1        Any action or omission of, or a request by, the Customer, its employees, agents or contractors including but not limited to:

(a)           failure to generate the Uplink Carrier for whatever reason; or

(b)           failure to receive the Broadcast Service for whatever reason.

5.1.2        The Service is degraded due to sun outage or adverse weather conditions.

5.2           Periods of Unavailability will be measured in minutes from the time such Unavailability is reported to BT by the Customer or such other time if earlier when the Unavailability becomes known to BT until the time the Service is restored to the standard specified in Schedule 2.

5.3           Credits will be calculated by taking the total amount of minutes as measured in Clause 5.2 above and multiplying them by the pro rata minute rate as defined in Schedule 1.

5.4           BT will issue a Credit Note for the amount as calculated in Clause 5.3 above and such Credit will be applied to the applicable invoice and will reduce the outstanding balance on the Customer’s account at the date of such issue.

5.5           Credits are in full and final settlement of any claims arising for any period of Unavailability.

6.             Suspension by BT

6.1           BT may (without prejudice to any other right or remedy) suspend the Service:

6.1.1        on giving the Customer seven days written notice if BT does not receive the payment of the Charge in full on the Due Date;

6.1.2        immediately by written notice if the Customer commits a substantial breach of this Contract; or

6.1.3        immediately by written notice if any of the events which are grounds for suspension under Clause 2.7 occur.

Suspension will continue until the grounds for suspension are removed to BT’s reasonable satisfaction or BT terminates the Contract.

6.2           The Customer remains liable to pay the Charges for any period of suspension and, for the avoidance of doubt, no Credits are payable by BT to the Customer for any such periods of suspension.

7.             Termination by the Customer

7.1           The Customer may terminate this Contract before the Expiry Date for Unavailability (save for where such Unavailability is due to the reasons given in Clauses 5.1.1 or 5.1.2) immediately by written notice to BT:

7.1.1        where such Unavailability has continued for a single continuous period of 5 days; or

7.1.2        sooner when it is agreed by both parties that such Unavailability will continue for longer than 5 days from the day it started

7.2           The Customer may terminate this Contract before the Expiry Date by written notice to BT if BT commits a substantial breach of this Contract (other than matters provided for in Clause 7.1) and:

7.2.1        if the breach of Contract is capable of remedy, BT fails to remedy the breach within 30 days after receipt of written notice;

7.2.2        if It is not possible to remedy the breach.

7.3           The Customer may terminate this Contract before the Expiry Date by written notice to BT if BT is the subject of a bankruptcy order or becomes insolvent or makes any arrangement or composition with or assignment for the benefit of its creditors or goes into liquidation, either voluntary (otherwise than for reconstruction or amalgamation) or compulsory, or if a receiver or administrator is appointed over its assets.

7.4           The Customer may terminate this Contract before the Expiry Date by written notice to BT subject to Termination payment.

8.             Termination by BT

8.1           BT may immediately terminate this Contract by written notice to the Customer if the Satellite services Operator gives written notification to BT that the Satellite services has become permanently unavailable.

8.2           BT may (without prejudice to any other right or remedy) terminate this Contract by giving 30 days written notice to the Customer if BT does not receive payment of the Charges in full on the Due Date and any interest thereon.

8.3           BT may terminate this Contract before the Expiry Date by written notice to the Customer if the Customer commits a substantial breach of this Contract (other than matters provided for in Clause 8.2) and:

8.3.1        if the breach of Contract is capable of remedy, the Customer fails to remedy the breach within 30 days after receipt of written notice to do so; or

8.3.2        if it is not possible to remedy the breach.

8.4           BT may terminate this Contract before the Expiry Date by written notice to the Customer if the Customer is the subject of a bankruptcy order or becomes insolvent or makes any arrangement or composition with or assignment for the benefit of its creditors or goes into liquidation, either voluntary (otherwise than for reconstruction or amalgamation) or compulsory, or if a receiver or administrator is appointed over its assets.

9.             Effect of Termination

9.1           Termination or expiry of this Contract will be without prejudice to the rights and liabilities of either BT or the Customer which may accrue on or up to the Termination Date.

9.2           Where BT terminates this Contract under Clause 8 (other than under Clause 8.1) or where the Customer purports to terminate before the Expiry Date (other than under Clause 7), the Customer must pay the Termination Payment.

9.3           The Termination Payment is calculated by taking the amounts payable under this Contract up to the Expiry Date not received by BT on or before the Termination Date and discounting these amounts payable from the original Due Dates back to the Termination Date.  The discount rate used will be the 3 month Euro interbank offered rate quoted by Barclays Bank plc, London, at 11am on the last business day of the preceding month, the amount of Security payment.

9.4           The Customer must pay the Termination Payment to BT within 30 days of the date of BT’s Invoice.

9.5           BT may charge interest calculated in accordance with Clause 3.3 if the Termination Payment is not paid within 30 days of the date of BT’s invoice.

9.6           Where after termination of this Contract and payment by the Customer of the Termination Payment in accordance with Clause 9.2 above BT uses or secures another Customer or Customers (which BT shall use its reasonable endeavors to do) for service using the Satellite services for some or all of the balance of the period between the Termination Date and the Expiry Date, BT shall pay to the Customer an equivalent amount to all such monies as BT receives thereunder in respect of such services during that period up to an amount equal to the Termination Payment less all reasonable costs incurred by BT in effecting such use of the Satellite services.

10.          Use and Assignment

10.1         The Customer may assign any rights or benefits under the Contract only with the prior written consent of BT.

10.2         The Customer may permit a third party to use all or part of the Service only with the prior written consent of BT, such consent not to be unreasonable witheld.  Prior to permitting such third party use, the Customer must notify BT of the proposed party’s name and the proposed extent of their use of the Service.  The Customer remains responsible for all its obligations under this Contract including use of the Service and payment of Charges.  BT may make additional requirements of the Customer or the third party as a condition of its consent to such third party use.  Notification to BT or BT’s consent does not imply any approval by BT of the third party or its proposed usage.

10.3         BT may assign this Contract to a Company within the BT Group of Companies.  “Company within the BT Group of Companies” means BT or one of the subsidiaries of BT as defined by Section 736 of the Companies Act 1985.

11.          Force Majeure

11.1         If BT or Customer is unable to perform any obligation under this Contract because of a matter beyond its reasonable control, including but not limited to lightning, flood, exceptionally severe weather, fire, explosion, war, civil disorder, industrial disputes (whether or not involving their employees), satellite or launch failure or acts of local or central Government or other competent authorities it will have no liability to the Customer or BT.

11.2         BT must promptly give written notice to the Customer on commencement and on cessation of the Force Majeure event.

11.3         BT will pay a credit to the Customer calculated in accordance with Clause 5 for any period of Unavailability that is caused by an event of Force Majeure.

11.4         If the Force Majeure event continues for a period of 7 days or more or when it is agreed by both parties that such an event will continue for longer than 7 days from the day it started either party shall have the right to terminate this Contract without liability (save for the accrued rights and obligations of the parties) upon giving seven (7) days written notice to the other party.

12.          Limitation of Liability

12.1         For the avoidance of doubt, BT has no obligation duty or liability in contract, tort, for breach of statutory duty or otherwise beyond that of a duty to exercise reasonable skill and care.

12.2         BT accepts liability under this Contract only to the extent stated in this Clause 12 and Clause 5.

12.3         BT does not exclude or restrict liability for death or personal injury resulting from its own negligence.

12.4         BT is not liable in contract, tort (including negligence or breach of statutory duty) or otherwise for loss (whether direct or indirect) of profits, business, or anticipated savings or for any indirect or consequential loss or damage whatsoever.

12.5         In any event BT’s liability in contract, tort (including negligence or breach of statutory duty) or otherwise arising by reason of or in connection with this Contract or howsoever otherwise is limited to £1 million for any one incident or series of related incidents and to £2 million for all incidents in any period of 12 months.

12.6         Each provision of this Clause 12 is to be construed as a separate limitation applying and surviving even if for any reason one or other of the said provisions is held inapplicable or unreasonable in any circumstances and shall remain in force notwithstanding termination of this contract.

13.          Indemnity

13.1         The Customer must indemnify BT against any actions, proceedings, claims or demands for loss or damages including death or personal injury in any way connected with this Contract brought or threatened against BT by a third party except to the extent that BT is liable to the Customer under this Contract.

13.2         Without prejudice to the generality of Clause 13.1 the Customer must indemnify BT in the event of:

13.2.1      actual or alleged libel, slander, invasion of privacy or infringement of copyright;

13.2.2      actual or alleged infringement of intellectual property rights arising from use of the Service with facilities or services, apparatus or systems not provided by BT for use with the Service;

13.2.3      use of the Service contrary to the provisions of this Contract;

13.2.4      claims relating to the quality or content of the Broadcast Service or

13.2.5      claims relating to any actual or alleged failure, however caused, to meet an obligation to any person to transmit the Broadcast Service; or

13.2.6      any actions, proceedings, claims or demands connected with the Service which are brought or threatened against BT due to BT acting in accordance with the instructions of the Customer.

13.3         BT will promptly notify the Customer of any claim to which the indemnity in this Clause 13 relates and will:

13.3.1      make no admission without the Customer’s consent;

13.3.2      allow the Customer to conduct any proceedings or settle any claims in each case at the expense of the Customer and must do so at BT’s written request; and

13.3.3      give to the Customer at the cost and expense of the Customer reasonable assistance in connection with such proceedings.

14.          Notices

14.1         Notices given under this Contract will be in writing and will be sent to the address of the Customer or BT specified in Schedule 1.

14.2         All notices will be delivered by hand or sent by telex, facsimile or, in the United Kingdom, by registered post or by recorded delivery, and outside of the United Kingdom by registered airmail letter.  All notices will be deemed to have been received when delivered by hand or on the date on which they would be received in the normal course of posting (if posted) or when the proper answerback code or confirmation is received by the sender if sent by telex or facsimile.

15.          Confidentiality

15.1         BT and the Customer will keep in confidence any information of a confidential nature obtained under this Contract and will not divulge it to any person (other than their employees who need to know the information and subject to their employer making them fully aware of and causing them to comply with the provisions of this Clause) without the consent of the other party.

15.2         Clause 15.1 will not apply to:

15.2.1      information in the public domain otherwise than in breach of this Contract;

15.2.2      information in the possession of the receiving party prior to its disclosure to them under the terms of this Contract;

15.2.3      Information obtained from a third party who is free to divulge it;

15.2.4      Information which is independently developed by the receiving party without any breach of confidentiality under this Contract or otherwise; or

15.2.5      the disclosure of information as required by a court of law or other competent authority.

16.          Variations and Amendments

16.1         No variation, amendment or change to this Contract will be effective unless contained in a document agreed by the parties and signed by their authorised representatives.

16.2         If the Customer wishes BT to modify the Service it must notify BT in writing.  If the proposed modification is acceptable to BT the parties will negotiate the applicable terms and conditions in good faith.

17.          No Partnership

Nothing in this Contract will give rise to any partnership between BT and the Customer.

18.          Severability

Any part of this Contract which is determined illegal or invalid will not affect the legality or validity of the remainder.

19.          Waiver

Any waiver by BT of a breach by the Customer of any provision of this contract shall be limited to the particular breach and shall not operate in any way in respect of any future breach by the Customer, and no delay on the part of BT to act upon a breach shall be deemed a waiver of that breach.

20.          Entire Agreement

This Contract governs the provision of the Service to the Customer to the exclusion of all other written or verbal representations, statements, understandings, negotiations, proposals or agreements.

21.          Proper Law and Jurisdiction

This Contract will be governed and construed in accordance with the Laws of England and Wales and the parties agree to submit to the exclusive jurisdiction of the English Courts.

22.          Contracts (Rights of Third Parties) Act 1999

The parties to this Agreement do not intend that any term of this Agreement should be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a Party to this Agreement.

23.          Security

The Customer shall provide to BT a Security Payment, as detailed in Schedule 1, on or before 31 January 2004.  The Service will be made available to the Customer subject to the Security Payment being provided to BT by this date.  BT will retain the Security until expiry or earlier termination of the Contract, whereupon it shall be repaid to the Customer within 30 days provided the Customer has no outstanding debts to BT under the Contract in which case the Security will be first offset against any such debts.

AS WITNESS these agreements the duly authorised representatives of the parties have signed this Contract on the day and year stated on page 3 above.

Signed for and on behalf of the Customer

/s/ R.R. Satellite Communications Ltd.
Signature

/s/ David Rivel - General Manager
Name & Title

Signed for and on behalf of BT

/s/ Al Winn
Signature

/s/ Andrea Winn, Sales Director

SCHEDULE 1

CUSTOMER AND CONTRACT DETAILS

A. SERVICE DEFINITION

Charge	****(1) Euros for each 12 months from the OSD or anniversary of the OSD, excluding VAT

Credits	****(1) Euros (Pro Rata Minute Rate)

Expiry Date	2nd October 2009

Facilities	Capacity consisting of a transponder 75 on the Eutelsat “Hotbird 3” Satellite

OSD .	1 February 2004

Satellite	Hotbird 3

Security Payment	****(1) Euros

Satellite services Operator	Eutelsat

Transmission Period	24 hours per day

Unavailability Calculation

ACS	x QPF
No. of hours/minutes of Service contracted for that year

Where:  ACS is the applicable Charge for the Service payable under the Contract;

And QPF is the duration of the qualifying period of failure in minutes.

(1) Represents material that has been redacted and submitted separately to the Securities and Exchange Commission pursuant to a request for confidential treatment.

SPECIFIC INFORMATION:

Address for notices to BT	Group Business Manager
Pp 521S South Block
London Telecom Tower
60 Cleveland Street
London
W1T 4JZ

Addresses for Notices to
The Customer:	R.R. Satellite Communications Ltd.
187 Ithak Rager Blvd.
Beer Sheva, 84589, Israel

BT Bank Details	Payments to be made by
Telegraphic transfer
(SWIFT) to:

For payments in Euros	****(1)

Account Number: ****(1)
SWIFT ****(1)

Customer Service Number	+ 44 207 432 5548

(1) Represents material that has been redacted and submitted separately to the Securities and Exchange Commission pursuant to a request for confidential treatment.

SCHEDULE 2

SATELLITE SERVICES FACILITIES

The Satellite services Facilities shall provide capacity for the transmission of the Signals as described below:

Satellite	The Satellite shall be the EUTELSAT designated HOT BIRD 3 satellite at the nominal geostationary orbital location of 13° East.

Satellite Location	13° East

East-West Station Keeping	0.1°

North-South Station Keeping	0.1°

Transponder Pre-emption Status	****(1)

Transponder HPA Redundancy	14-for-ten ring redundancy on each polarisation can be used in any of the ten transponders on that polarisation.

Transponder Number	75

Transponder Bandwidth	****(1) MHz

Downlink Centre Frequency	Between ****(1) GHz and ****(1) GHz

Downlink Polarisation	[H]

Uplink Centre Frequency	Between ****(1) GHz to ****(1) GHz

Uplink Polarisation	[V]

Minimum transponder EIRP over the Widebeam Transmit Service Area (see Notes 1 and 2)	49 dBW over Zone 1 44 dBW over Zone 2 42 dBW over Zone 3 40 dBW over Zone 4

Area (See Notes 1 and 3) Minimum transponder EIRP over the Superbeam Transmit Service	53 dBW over Zone 5 52 dBW over Zone 6 49 dBW over Zone 7

(1) Represents material that has been redacted and submitted separately to the Securities and Exchange Commission pursuant to a request for confidential treatment.

Transponder G/T over the Receive Service Area (See Note 4)	Better than –4.5 dB/K

Maximum IPFD required for saturation at the satellite imput over the Receive Area for High Gain Setting (See Notes 4 and 5)	-83.0 dBW/m2 over Zone 6

Minimum transponder EIRP over the Steerable Spot Beam Transmit Service Area	49dBW at the edge of the beam

Note 1  :
The Customer may choose either Widebeam coverage or Superbeam coverage independently of the other transponders on the Satellite.

Note 2  :
The Widebeam Transmit Service Area is defined by four zones – Zone 1, Zone 2 and Zone 3 and Zone 4 –each of which are defined by a list of towns towards which the minimum EIRP of the saturated transponder shall be provided for a single carrier at transponder centre frequency.  The lists of towns for Zone 1, Zone 2, Zone 3 and Zone 4 are attached at Annex 1.

In addition :	Zone 2 comprises the cities of Cairo, Alexandria and Port Said in Egypt.

Zone 3 comprises Kuwait City and the cities of A1 Manamah (Bahrain), Dubai (UAE), Riyadh (Saudi Arabia), Nizhniy Novgorod (Russia), Karaganda and Alma Ata (Kazakhstan).

An EIRP of 36 dBW will be transmitted towards the city of Julienehab (Greenland).

Note 3  :
The Superbeam Transmit Service Area is defined by three zones – Zone 5, Zone 6 and Zone 7 - each of which are defined by a list of towns towards which the minimum EIRP of the saturated transponder shall be provided for a single carrier at transponder centre frequency.  The lists of towns for Zone 5, Zone 6 and Zone 7 are attached at Annex 2.

In addition:	An EIRP of 42 dBW will be transmitted towards the Canary Islands.

Note 4  :
The Receive Service Area is defined by three zones – Zone 8, Zone 9 and Zone 10 – each of which are defined by a list of towns towards which the minimum figure of merit (G/T) shall be provided by the transponder and from which the specified IPFD is required at the Satellite input to saturate the transponder.  The lists of towns for Zone 8, Zone 9, and Zone 10 are attached at Annex 3.

Note 5  :
Provided it is operationally feasible for the Customer, BT and EUTELSAT, the said parties may mutually agree to operate the transponder with a different gain setting.  In this case the IPFD required at the Satellite input will differ from the value specified above.

Each transponder may be operated in either Fixed Gain mode or Automatic Level Control mode as described below independently of the other transponders on the Satellite.

In Fixed Gain mode, the transponder sensitivity can be adjusted such that the IPFD required for its saturation, from locations where the satellite GIT Is X dB/K, is in the range – (70.0+X) dBW/m2 at the minimum gain setting to –(90.0+X) dBW/m2 at the maximum gain setting.  The gain can be adjusted in steps of 1dB independently of the other transponders on the Satellite.

In practice EUTELSAT use three gain settings for permanent services:  High, Normal and Low Gain.  These correspond to an IPFD for saturation, from locations where the satellite GIT is 0.0 dB/K, of –83.0 dBW/m2, –80.0 dBW/m2 and –77.0 dBW/m2 respectively.  In Automatic Level Control mode, the transponder sensitivity will automatically adjust to maintain a nominal transponder operating point provided that the IPFD, from locations where the satellite G/T is X dB/K, is in the range –(80.0 +X) dBW/m2 to –(100.00+X) dBW/m2.  The transponder operating point may be adjusted between saturation and 7 dB input backoff in steps of 1 dB independently of the other transponders on the Satellite

Note 6  :
Subject to the approval of EUTELSAT, the transponder may be switched to provide Steerable Spot Beam coverage independently of the other transponders on the Satellite.  The Customer may request that the transponder is configured to provide downlink coverage of a geographical area within the Steerable Spot Beam Transmit Service Area.  BT does not provide any assurance or guarantee whatsoever that EUTELSAT will accommodate such request.

Note 7  :
The Steerable Spot Beam Transmit Service Area is defined as a circular beam with a diameter of 2.7° (excluding pointing accuracy) as seen from the Satellite, the centre of which may be steered anywhere over the earth’s surface as seen from the Satellite.

ANNEX 1

WIDEBEAM TRANSMIT SERVICE AREA

Zone 1

Aberdeen (Scotland), Londonderry (Northern Ireland), Seville (Spain), Cagliari (Italy), Palermo (Italy), Rhodes, Eskisehir (Turkey), Kiev (Ukraine), Oulu (Finland), Trondheim (Norway)

Zone 2

Thurso (Scotland), Westport (Ireland), Porto (Portugal), Lisbon (Portugal), Tangier (Morocco), Oran (Algeria), Tunis (Tunisia), Valetta (Malta), Iraklion (Crete), Nicosia (Cyprus), Ankara (Turkey), Kharkov (Ukraine), Moscow (Russia), Murmansk (Russia), Tromso (Norway)

Additionally, the cities of Cairo, Alexandria and Port Said in Egypt are included in this Zone.

Zone 3

Area (i)
Faeroe Islands, Larache (Morocco), Mascara (Algeria), Sousse (Tunisia), Amman (Jordan), Dayr Az Zawr (Syria), Malatya (Turkey), Donetsk (Ukraine), Yaroslavi (Russia), Severomorsk (Russia), Hammerfest (Norway)

Area (ii)
Nizhniy Novgorod (Russia), Karaganda (Kazakhstan), Alma Ata (Kazakhstan)

Area (iii)
Kuwait City (Kuwait), Al Manamah (Bahrain), Dubai (UAE), Riyadh (Saudi Arabia)

Additionally, Iceland, the Azores, Madeira and the Canary Islands are included in this Zone.

Zone 4

Reykjavik (Iceland), Tiznet (Morocco), Ouargla (Algeria), Cairo (Egypt), Medina (Saudi Arabia), Abu Dhabi (United Arab Emirates), Kabul (Afghanistan), Alma Ata (Kazakhstan),Omsk (Russia), Salekhard (Russia), Bear Island (Svalbard), Jan Mayen Island (Norway)

ANNEX 2

SUPERBEAM TRANSMIT SERVICE AREA

Zone 5

Portsmouth (England), Rennes (France), Bordeaux (France), Madrid (Spain), Toulouse (France), Grenoble (France), Turin (Italy), Perugia (Italy), Berlin (Germany), Hamburg (Germany), Metz (France)

Zone 6

Norwich (England), Liverpool (England), Linares (Spain), Saragossa (Spain), Ajaccio (France), Rome (Italy), Messina (Italy), Bari (Italy), Venice (Italy), Vienna (Austria), Lodz (Poland), Turku (Finland), Oslo (Norway)

Zone 7

Aberdeen (Scotland), Galway (Ireland), Sagres (Portugal), Cadiz (Spain), Cagliari (Italy), Valetta (Malta), Brindisi (Italy), Banja Luka (Bosnia-Herzegovina), Budapest (Hungary), Riga (Latvia), Boden (Sweden), Trondheim (Norway)

ANNEX 3

RECEIVE SERVICE AREA

Zone 8

Aberdeen (Scotland), Dublin (Ireland), Gijon (Spain), Huelva (Spain), Malaga (Spain) Cartagena (Spain), Tarragona (Spain), Avignon (France), Cagliari (Italy), Palermo (Italy) Rhodes, Minsk (Belorussia) Vyborg (Russia), Bergen (Norway)

Zone 9

Faeroe Islands, Westport (Ireland), Lisbon (Portugal), Tangier (Morocco), Tunis (Tunisia) Valetta (Malta), Iraklion (Crete), Limassol (Cyprus), Adana (Turkey), Erzurum (Turkey) Donetsk (Ukraine), Moscow (Russia), Murmansk (Russia), Tromso (Norway), Trondheim (Norway)

Zone 10

Reykjavik (Iceland), Tiznet (Morocco), Ouargla (Algeria), Cairo (Egypt), Medina (Sauc Arabia), Abu Dhabi (UAE), Kabul (Afghanistan), Alma Ata (Kazakhstan), Omsk (Russia) Salekhard (Russia), Bear Island (Svalbard), Jan Mayen Island (Norway)

SCHEDULE 3

COMPLIANCE WITH PROCEDURES AND TECHNICAL STANDARDS

1.             The Customer will ensure that the Uplink Signals transmitted by the Uplink Antenna comply with the relevant EUTELSAT Transmission Plan and with EUTELSATs specifications and standards.

2.             The Customer will ensure that the Uplink Antenna is designed, tested, approved and operated in compliance with EUTELSAT’s specifications, standards rules and regulations as amended from time to time.

3.             The Customer shall provide BT with the details of a contact point which must be available 24 hours per day such contact point having operational control of the Customer’s Uplink Antenna.  At a minimum the details should include a telephone number and either a facsimile or telex number and the name(s) or title(s) of the person(s) having such operational control of the Customer’s Uplink Antenna.

4.             If the Customer requires BT to provide a downlink monitoring service, the Customer shall supply to BT any receivers, decoders and smart cards necessary to receive and decode the Television Service.

5.             The Customer should advise BT as soon as is practicable of the type and details of the Signal that the Customer Intends to transmit to the Satellite services Facilities.  This is necessary in order that BT can submit a Transmission Plan for the Satellite services Facilities for approval by EUTELSAT.

6.             The Customer will ensure that the operators of the Uplink Antenna comply with any additional procedures which may be agreed between BT and the Customer.

SCHEDULE 4

OPERATIONAL PROCEDURES

(1)           The Fault Reporting & Fault Escalation Points shall be :

BT International Media Centre (IMC).  This is manned 24 hours a day, 365 days a year.  The contact numbers below may be modified from time to time, in which case BT shall advise the Customer as soon as is reasonably practicable.

Telephone	: +44 (0) 20 7432 5955	(24-hours)

(2)           The Fault Reporting Point shall keep a log of and give a reference number for all reported faults.  This reference number should be referred to in all subsequent communications with Fault Reporting Point or the Fault Escalation Point.  For the purposes of timing of any incidents, the Fault Reporting Point log shall be definitive.  The Customer should thus ensure that any operational problems are promptly reported to the Fault Reporting Point.

CUSTOMER OPERATIONAL CONTACT POINTS

(3)           The Customer’s operational contact points shall be :

Main Control Room

Telephone	: +972-8-8610001	(24 hours)

Facsimile	: +972-8-8610002	(24 hours)

e-mail	: teleport@rrsat.com

SCHEDULE 5

SERVICES PERMISSIBLE BY EUTELSAT

A.            The Facilities must be primarily used for entertainment programmes and / or channels consisting of :

a)             radio or television programmes and distribution of sound programmes and/or data channels associated with, and that are an integral part of, any of the foregoing programmes;

b)            multimedia service applications.

Entertainment programmes and/or applications are defined as any programme/or application which are intended, and are available, or potentially available, for reception by the general public

B.            The Facilities are deemed to be primarily used for entertainment programmes and/or applications when during the “prime time period”, which is defined as from 17:00 CET to 01:00 CET, at least 75 percent of the Facilities is exclusively used for distribution of such programmes and/or applications, and this every day throughout the operational period.

C.            Any use of the Facilities for other than entertainment programmes and/or applications as defined above, unidirectional video transmissions and/or radio/TV-like programmes, is subject to the approval of Eutelsat.

The information contained in this Schedule 5 represents BT’s Interpretation of EUTELSAT’s policy, at the date of the Contract, on the services which are permitted on the Satellite by EUTELSAT.